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Exhibit 3.6

BYLAWS
OF
R.C. COBB, INC.
(the "Corporation")

ARTICLE I.

OFFICES

        The Corporation may have such offices, either within or without the State of Alabama, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

        The registered office of the Corporation, required by the Alabama Business Corporation Act (the "Act") to be maintained in the State of Alabama, may be, but need not be, identical with the principal office in the State of Alabama, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II.

SHAREHOLDERS

        2.1    Annual Meeting.

        An annual meeting of the shareholders of the Corporation shall be held on such date as may be determined by the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.

        2.2    Special Meetings.

        A special meeting of shareholders shall be held on call of the Board of Directors and the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's President or Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which such special meeting is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders' meeting.

        2.3    Place of Meetings.

        The Board of Directors may designate any place, either within or without the State of Alabama, as the place of meeting for any annual meeting or for any special meeting. If no place is fixed by the Board of Directors, the meeting shall be held at the principal office of the Corporation.

        2.4    Notice of Meetings; Waiver.

          (a)    Notice.    Written notice of the date, time and place of each annual and special shareholders' meeting and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be given no fewer than ten (10) days nor more than sixty (60) days before the date of the meeting. Such notice shall comply with the requirements of Article XI of these Bylaws.

          (b)    Waiver.    A shareholder may waive ay notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in such notice. Except as provided in the next sentence, the waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting: and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter before action is taken on the matter.

        2.5    Record Date.

        The Board of Directors shall fix as the record date for the determination of shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action, a date not more than seventy (70) days before the meeting or action requiring a determination of shareholders.

        A record date fixed for a shareholders' meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

        2.6    Shareholders' List.

        After the record date for a meeting has been fixed, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting. Such list will be arranged by voting group (and within each voting group by class or series of shares) and will show the address of and number of shares held by each shareholder. The shareholders' list will be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or if the Corporation's principal office is located outside Alabama, at its registered office. A shareholder or his attorney is entitled on written demand to inspect and, for a proper purpose, to copying during regular business hours and at his expense, during the period it is available for inspection.

        2.7    Voting Groups; Quorum; Adjournment.

        All shares entitled to vote and be counted together collectively on a matter at a meeting of shareholders shall be a "voting group". Shares entitled to vote as a separate voting group may take action on a mater at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise required by the Act or provided in the Articles of Incorporation, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter.

        Once a share is represented for any purpose at a meeting, it is, unless established to the contrary, deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

        If a quorum of a voting group shall not be present or represented at any meeting, the shares entitled to vote thereat shall have power to adjourn the meeting to a different date, time or place without notice other than announcement at the meeting of the new time, date or place to which the meeting is adjourned. At any adjourned meeting at which a quorum of any voting group shall be present or represented, any business may be transacted by such voting group which might have been transacted at the meeting as originally called.

        2.8    Voting Shares.

        Unless otherwise provided by the Act or the Articles of Incorporation, each outstanding share is entitled to one (1) vote on each matter voted on at a shareholders' meeting. Only shares are entitled to vote.

        If a quorum exists, approval of action on a matter (other than the election of directors) by a voting group entitled to vote thereon is received if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Constitution of

Alabama the Act requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

        2.9    Proxies.

        A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

        2.10    Acceptance of Shareholder Documents.

        If the name signed on a shareholder document (a vote consent, waiver, or proxy appointment) corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept such shareholder document and give it effect as the act of the shareholder. If the name signed on such shareholder document does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept such shareholder document and give it effect as the act of the shareholder if:

          (i)    the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

          (ii)  the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to such shareholder document;

          (iii)  the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the shareholder document;

          (iv)  the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to such shareholder document; or

          (v)  two or more persons are the shareholder as co-tenants or (illegible) the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

        The Corporation is entitled to reject a shareholder document if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such shareholder document or about the signatory's authority to sign for the shareholder.

        2.11    Action Without Meeting.

        Action required or permitted by the Constitution of Alabama or the Act to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action.

        The action must be evidenced by one (1) or more written consents describing the action taken, at least one of which is signed by each shareholder entitled to vote on the action, delivered to the Corporation for inclusion in the minutes or for filing with the corporate records.

        If the Act requires that notice of a proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, then the Corporation shall give its nonvoting shareholders written notice of the proposed action at least ten (10) days before such action is taken. Such notice shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action.

        2.12    Presiding Officer and Secretary.

        Meetings of the shareholders shall be presided over by the Chairman, or if he is not present or if the Corporation shall not have a Chairman, by the President, or if neither the Chairman nor the President is present, by a chairman chosen by a majority of the shareholders entitled to vote at such meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, a majority of the shareholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.

ARTICLE III.

DIRECTORS

        3.1    Powers and Duties.

        All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation managed under the direction of the Board of Directors. Each Director must be of proper age as determined by the Act.

        3.2    Number and Term.

          (a)    Number.    The Board of Directors shall consist of no fewer than one (1) or more than ten (10) members. The exact number of directors, within the minimum and maximum, or the range for the size of the Board, or whether the size of the Board shall be fixed or variable-range may be fixed, changed or determined from time to time by the Board of Directors. The Board may, however, only increase or decrease by 30 percent or less the number of directors last approved by the shareholders, but the shareholders may increase or decrease by more than 30 percent the number of directors last approved by the shareholders.

          (b)    Term.    Directors shall be elected at the first annual shareholders' meeting and at each annual meeting thereafter. The terms of the initial directors shall expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election. Despite the expiration of a director's term, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

        3.3    Meetings; Notice.

        The Board of Directors may hold regular and special meetings either within or without the State of Alabama. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

          (a)    Regular Meetings.    Unless the Articles of Incorporation otherwise provide, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.

          (b)    Special Meetings.    Special meetings of the Board of Directors may be called by the Chairman, the President or any two (2) directors. Unless the Articles of Incorporation otherwise provide, special meetings must be preceded by at least twenty-four (24) hours' notice of the date, time and place of the meeting but need not describe the purpose of such meeting. Such notice shall comply with the requirements of Article XI of these Bylaws.

          (c)    Adjourned Meetings.    Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting                        the adjournment is taken, and if the period of adjournment does not exceed one (1)                         any one (1) adjournment.

          (d)    Waiver of Notice.    A director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to notice and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any objection to lack of any required notice to him or defective notice of such meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting and waives objection to consideration of a particular matter that is not within the purpose or purposes described in the meeting notice, unless the director objects to considering the matter before action is taken on the matter.

        3.4    Quorum.

        Unless the Articles of Incorporation require a greater number, a quorum of the Board of Directors consists of a majority of the fixed number of directors if the Corporation has a fixed board size or a majority of the number of directors prescribed, or if the number is prescribed, the number in office immediately before the meeting begins, if the Corporation has a variable range board.

        3.5    Voting.

        If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Articles of Incorporation or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such actions unless:

          (i)    he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting or, as to a matter required under the Articles of Incorporation or the Bylaws to be included in the notice of the purpose of the meeting, he objects before action is taken on the matter;

          (ii)  his dissent or abstention from the action taken is entered in the minutes of the meeting: or

          (iii)  he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

        3.6    Action Without Meeting.

        Unless the Articles of Incorporation otherwise provide, any action required or permitted by the Act to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board. Such action must be evidenced by one or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

        3.7    Compensation.

        Directors and members of any committee created by the Board of Directors shall be entitled to such reasonable compensation for their services as directors and members of such committee as shall be fixed from time to time by the Board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board or of any such committee meetings. Any director receiving such compensation shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

        3.8    Resignation.

        A director may resign at any time by delivering written notice to the Board of Directors, its Chairman, or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

        3.9    Vacancies.

        Unless the Articles of Incorporation otherwise provide, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director with or without cause, either the shareholders or the Board of Directors may fill such vacancy. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill such vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group shall be entitled to vote to fill the vacancy if it is filled by the shareholders.

        3.10    Removal of Directors.

          (a)    By Shareholders.    The shareholders may remove one (1) or more directors with or without cause unless the Articles of Incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him without cause. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

          (b)    By Directors.    If so provided by the Articles of Incorporation, any of the directors may be removed for cause by the affirmative vote of a majority of the entire Board of Directors.

          (c)    General.    A director may be removed by the shareholders or directors only at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose, or one (1) of the purposes of the meeting is removal of director.

ARTICLE IV.

COMMITTEES

        Unless the Articles of Incorporation otherwise provide, the Board of Directors may create one (1) or more committees, each consisting of one (1) or more members. All members of committees of the Board of Directors which exercise powers of the Board of Directors must be members of the Board of Directors and serve at the pleasure of the Board of Directors.

        The creation of a committee and appointment of a member or members to it must be approved by the greater of (i) a majority of all directors in office when the action is taken or (ii) the number of directors required by the Articles of Incorporation or these Bylaws to take action.

        Unless otherwise provided in the Act, to the extent specified by the Board of Directors or in the Articles of Incorporation, each committee may exercise the authority of the Board of Directors except as otherwise provided in the Act. All such committees and their members shall be governed by the same statutory requirements regarding meetings, action without meetings, notice and waiver of notice, quorum and voting requirements as are applicable to the Board of Directors and its members.

ARTICLE V.

OFFICERS

        5.1    Number.

        The officers of the Corporation shall be a Chairman, a President, a Secretary and such other officers as may be from time to time appointed by the Board of Directors or by the Chairman with the Board of Directors' approval. One person may simultaneously hold more than one office.

        5.2    Appointment.

        The principal officers shall be appointed annually by the Board of Directors at the first meeting of the Board following the annual meeting of the shareholders, or as soon thereafter as is conveniently possible. Each officer shall serve at the pleasure of the Board of Directors and until his successor shall have been appointed, or until his death, resignation or removal.

        5.3    Resignation and Removal.

        An officer may resign at any time by delivering notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer.

        The Board of Directors may remove any officer at any time with or without cause, but such removal shall not prejudice the contract rights, if any, of the person so removed.

        5.4    Vacancies.

        Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

        5.5    Duties.

          (a)    Chairman.    The Chairman shall preside at all meetings of the shareholders and the Board of Directors, shall be the Chief Executive Officer of the Corporation, and shall see that all orders and resolutions of the Board of Directors are            into effect.

          (b)    President.    The President shall be the Chief Operating Officer of the Corporation and shall have general supervision over the active management of the business of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation and shall perform such other duties as the Board of Directors may from time to time prescribe.

          (c)    Vice President.    The Vice President or Vice Presidents (if any) shall be active executive officers of the Corporation, shall assist the Chairman and the President in the active management of the business, and shall perform such other duties as the Board of Directors may from time to time prescribe.

          (d)    Secretary.    The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall prepare and record all votes and all minutes of all such meetings in a book to be kept for that purpose; he shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors when required, and unless directed otherwise by the Board of Directors, shall keep a stock record containing the names of all persons who are shareholders of the Corporation, showing their place of residence and the number of shares held by them respectively. The Secretary shall have the responsibility of authenticating records of the Corporation. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors.

          (e)    Treasurer.    The Treasurer shall have the custody of the Corporation's funds and securities, shall keep or cause to be kept full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as required in the ordinary course of business or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all of his transactions as Treasurer and the financial condition of the Corporation. He shall perform such other duties as may be incident to his office or as prescribed from time to time by the Board of Directors. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          (f)    Other Officers.    Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them.

          (g)    Delegation of Duties.    In case of the absence or disability of any officer of the Corporation or of any person authorized to act in his place, the Board of Directors may from time to time delegate the power and duties of such officer to any officer or any            or any other person whom it may select, during such period of absence or disability.

        5.6    Indemnification, Advancement of Expenses and Insurance.

          (a)    Indemnification and Advancement of Expenses.    The Corporation shall indemnify and advance expenses to each director and officer of the Corporation or any person who may have served at the request of the Corporation's Board of Directors or its Executive Officer as a director or officer of another corporation (and, in either case, his named executors and administrators), to the full extent allowed by the laws of the State of Alabama, both as now in effect and as hereafter adopted. The Corporation may indemnify and advance expenses to any employee or agent of the Corporation who is not a director or officer and his heirs, executors and administrators to the same extent as to a director or officer, if the Board of Directors determines that to do so is in the best interests of the Corporation.

          (b)    Non-Exclusivity of Rights.    The indemnification and advancement of expenses provisions of subsection (a) of this Section 5.6 shall not be exclusive of any other right which any person (and his heirs, executors and administrators) may have or hereafter acquire under any statute, provision of the Articles of Incorporation, provision of these Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, insurance, purchased by the Corporation or otherwise, both as to action in his official capacity and as to action in another capacity.

          (c)    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation's Board of Directors or its Chief Executive Officer, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or the Act.

ARTICLE VI.

SHARES OF STOCK

        6.1    Certificates for Shares.    Certificates representing shares of the Corporation shall include the following on its face: (i) the Corporation's name, (ii) the fact that the Corporation is organized under the laws of the State of Alabama, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful.

        If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be set forth or summarized on the front or back of each certificate. Alternatively, each certificate shall state conspicuously on its front or back that the Corporation will furnish the shareholder this information in writing, without charge, upon request.

        Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by the Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

        6.2    Subscriptions for Shares.

        Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.

        6.3    Transfers.

        Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof, (ii) by his legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or (iii) his attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

        6.4    Lost, Destroyed or Stolen Certificates.

        No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may in its discretion require.

ARTICLE VII.

CORPORATE ACTIONS

        7.1    Contracts.    Unless otherwise required by the Board of Directors, the Chairman, the President or any Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

        7.2    Loans.

        No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Chairman, the President, or the Board of Directors. Such authority may be general or confined to specific instances.

        7.3    Checks, Drafts, Etc.

        Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the Chairman, the President, a Vice President or such other officer, assistant officer or agent of the Corporation as may be authorized so to do by the Board of Directors. Such authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.

        7.4    Deposits.

        All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.

        7.5    Voting Securities Held by the Corporation.

        Unless otherwise required by the Board of Directors, the Chairman or the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the Chairman or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

        7.6    Dividends.

        The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of shareholders entitled to receive the payment of any dividend shall be determined by the Board of Directors, but which in any event shall not be less than ten (10) days prior to the date of such payment.

ARTICLE VIII.

FISCAL YEAR

        The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination, shall be the calendar year.

ARTICLE IX.

CORPORATE SEAL

        The Corporation shall not have a corporate seal.

ARTICLE X.

AMENDMENT OF BY-LAWS

        These Bylaws may be altered, amended, repealed or restated, and new Bylaws may be adopted, at any meeting of the shareholders by the affirmative vote of a majority of the stock represented at such meeting, or by the affirmative vote of a majority of the members of the Board of Directors who are present at any regular or special meeting.

ARTICLE XI.

NOTICE

        Unless otherwise provided for in these Bylaws, any notice required shall be in writing except that oral notice is effective if it is reasonable under the circumstances and not prohibited by the Articles of Incorporation or these Bylaws. Notice may be communicated in person, by telephone, telegraph, teletype or other form of wire or wireless communication, or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Written notice to a domestic or foreign corporation authorized to transact business in Alabama may be addressed to its registered agent at its registered office or to the corporation or its secretary at its principal office as shown in its most recent annual report or, in the case of a foreign corporation that has not yet delivered an annual report, in its application for a certificate of authority.

        Written notice to shareholders, if in a comprehensible form, is effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following: (a) when received; (b) five (5) days after its deposit in the United States mail, if mailed correctly addressed and with first class postage affixed thereon; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or (d) twenty (20) days after its deposit in the United States mail as evidenced by the postmark if mailed correctly addressed, and with other than first class, registered or certified postage affixed. Oral notice is effective when communicated if communicated in a comprehensible manner.

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  Exhibit 3.6
BYLAWS OF R.C. COBB, INC. (the "Corporation")
ARTICLE I. OFFICES
ARTICLE II. SHAREHOLDERS
ARTICLE III. DIRECTORS
ARTICLE IV. COMMITTEES
ARTICLE V. OFFICERS
ARTICLE VI. SHARES OF STOCK
ARTICLE VII. CORPORATE ACTIONS
ARTICLE VIII. FISCAL YEAR
ARTICLE IX. CORPORATE SEAL
ARTICLE X. AMENDMENT OF BY-LAWS
ARTICLE XI. NOTICE